UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/15/2006

FREESCALE SEMICONDUCTOR, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32241

DELAWARE	20-0443182
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6501 William Cannon Drive West
Austin, Texas 78735
(Address of principal executive offices, including zip code)

(512) 895-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

(a) On September 15, 2006, Freescale Semiconductor, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Firestone Holdings LLC, a Delaware limited liability company ("Parent"), and Firestone Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Merger Sub"). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, and as a result the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent (the "Merger"). Parent is owned by a consortium of private equity funds. The consortium is led by The Blackstone Group, and includes The Carlyle Group, Permira Funds and Texas Pacific Group (collectively, the "Participants").
       Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Class A common stock and Class B common stock of the Company (collectively, the "Common Stock"), other than shares owned by the Company, Parent or Merger Sub, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be canceled and will be automatically converted into the right to receive $40.00 in cash, without interest.

       The Merger Agreement contains a provision under which the Company may solicit alternative acquisition proposals for the next 50 calendar days, concluding November 3, 2006. After expiration of such period, the Company is subject to a "no-shop" restriction on its ability to solicit alternative acquisition proposals, provide information and engage in discussions with third parties. The Agreement includes a "fiduciary-out" provision that allows the Company to provide information and participate in discussions at any time with respect to unsolicited alternative acquisition proposals.

       The Merger Agreement contains certain termination rights for both the Company and Parent. The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Parent a termination fee of either $150 million or $300 million, depending on the timing of the termination and, under certain circumstances, to reimburse Parent for an amount not to exceed $50 million for transaction expenses incurred by Parent and its affiliates. The Company's reimbursement of Parent's expenses would reduce the amount of any required termination fee payable that becomes payable by the Company. The Merger Agreement further provides that, upon termination under specified circumstances, Parent would be required to pay the Company a termination fee of $300 million. The termination fee payable by Parent is guaranteed by each of the Participants in separate limited guarantees.

       Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement. The aggregate proceeds of the commitments, together with the available cash of the Company, will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but is subject to customary conditions to closing, including the approval of Freescale stockholders and receipt of requisite antitrust approvals.

       The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

       The Board of Directors of the Company (the "Board of Directors") unanimously approved the Merger Agreement. Goldman, Sachs & Co. ("Goldman Sachs") to serves as the financial advisor to the Board of Directors. On September 15, 2006, Goldman Sachs delivered an opinion to the Board of Directors that, as of the date of the opinion, the merger consideration to be received by the holders of shares of Common Stock (other than the shares of Common Stock held by affiliates of the Company who have an understanding, arrangement or other agreements with Parent or the surviving corporation or any of their affiliates, including any shares of Common Stock acquired by Parent immediately prior to the effective time of the Merger pursuant to any equity rollover commitments or other agreements with holders of shares of Common Stock), pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Common Stock, in the aggregate.

       On September 15, 2006, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

    The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.
Important Additional Information Regarding the Merger will be Filed with the SEC:
                In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the SEC's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to Freescale Investor Relations, USA, telephone: (512) 895-2454 or on the Company's website at www.freescale.com/investor.

       The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information regarding the interests of such directors and executive officers is included in the Company's Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the SEC on March 10, 2006, and information concerning all of the Company's participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the SEC's Web site at http://www.sec.gov and from the Company at: Freescale Investor Relations, USA, telephone: (512) 895-2454 or on the Company's website at www.freescale.com/investor.

Item 3.03.    Material Modifications to Rights of Security Holders

Item 9.01.    Financial Statements and Exhibits

(c)         Exhibits
Exhibit No.        Description

        2.1        Agreement and Plan of Merger by and among Freescale Semiconductor,
                Inc., Firestone Holdings LLC and Firestone Acquisition Corporation, dated as of September 15, 2006.

        4.1        Second Amendment to Rights Agreement by and between Freescale

                 Semiconductor, Inc. and Mellon Investor Services LLC, dated as of
                September 15, 2006. (1)
        99.1        Press Release, dated September 15, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, INC.

Date: September 15, 2006	By:	/s/ John D. Torres
John D. Torres
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-2.1	Agreement and Plan of Merger by and among Freescale Semiconductor, Inc., Firestone Holdings LLC and Firestone Acquisition Corporation, dated as of September 15, 2006.
EX-4.1	Second Amendment to Rights Agreement by and between Freescale Semiconductor, Inc. and Mellon Investor Services LLC, dated as of September 15, 2006.
EX-99.1	Press Release, dated September 15, 2006.